SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549


                                   FORM 8-K


              Current Report Pursuant to Section 13 or 15(d) of
                     The Securities Exchange Act of 1934


     Date of Report (date of earliest event reported):  October 21, 2002
                       Commission File Number:  0-27958


                             Flanders Corporation
            ------------------------------------------------------
            (Exact Name of Registrant as Specified in its Charter)


         North Carolina                                      13-3368271
 -------------------------------                        -------------------
 (State or other jurisdiction of                           (IRS Employer
  incorporation or organization)                        Identification No.)


        2399  26th Avenue North
        St. Petersburg, Florida                                  33734
 ----------------------------------------                      ----------
 (Address of Principal Executive Offices)                      (Zip Code)


             Registrant's Telephone Number, Including Area Code:
                                (727) 822-4411
                       -------------------------------

                                     N/A
                  ------------------------------------------
                   (Former name, former address, and formal
                  fiscal year, if changed since last report)

                            ITEM 5.  OTHER EVENTS


    Flanders Corporation issued the following press release on October 21, 2002.


        Flanders Signs $40 Million Credit Facility with Fleet Capital

St. Petersburg, Florida, October 21, 2002 - Flanders Corporation (Nasdaq: FLDR), today announced it had completed a new $40 million credit agreement with Fleet Capital Corporation, which replaces its previous $30 million facility. The new agreement consists of a $7 million term loan, plus a $33 million revolving working capital facility.

The new facility bears interest at LIBOR plus between 1.75% and 3%, depending upon certain financial ratios, and expires in five years, and is subject to standard financial covenants, including fixed charge coverage and capital expenditures.

Robert Amerson, Chief Executive Officer, said, "This new facility gives us the financial stability and additional resources we need to continue to grow our business."

Flanders is a leading air filtration products manufacturer. Flanders' products are utilized by many industries, including those associated with commercial and residential heating, ventilation and air conditioning systems, semiconductor manufacturing, ultra-pure materials, biotechnology, pharmaceuticals, synthetics, nuclear power and nuclear materials processing. For further information on Flanders and its products, visit its web site at http://www.flanderscorp.com/ or contact Steven Clark at (727) 822-4411.

This press release contains forward-looking statements that are inherently subject to risk. These forward-looking statements are not intended to be promises or predictions of the future and may be affected by a number of factors that may change the currently anticipated outcome. These factors include market acceptance of Flanders' products, competition in the marketplace for Flanders' products, the success of retailers and distributors through which Flanders sells its products, Flanders' ability to contain costs and maintain production and efficiency with a reduced workforce, a determination by potential Flanders customers that the higher cost of its high-end filtration systems can be justified for general application, Flanders' ability to successfully retrofit existing buildings with effective sophisticated filtering and air handling systems, and the development of increased demand for its high-end products. Many of these factors are not within Flanders' control. These factors, and others, are discussed in Flanders' periodic reports filed with the Securities and Exchange Commission and should be reviewed by the reader of this press release.


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



                             ITEM 7(c).  EXHIBITS



             Exhibit No.                            Description
             -----------                            -----------

               7(c)(1)* Loan and Security Agreement, dated October 9, 2002, by and among Fleet Capital Corporation, Flanders
                                        Corporation, Flanders/Precisionaire
                                        Corp., Flanders Filters, Inc.,
                                        Flanders/CSC Corporation, Precisionaire,
                                        Inc., Precisionaire of Utah, Inc.,
                                        Eco-Air Products, Inc., Air Seal Filter
                                        Housings, Inc. and Flanders Realty Corp.


               7(c)(2)* First Amendment to Loan and Security Agreement, dated October 18, 2002, by and among Flanders Corporation, Flanders/Precisionaire Corp., Flanders
                                        Filters, Inc., Flanders/CSC Corporation,
                                        Precisionaire, Inc., Precisionaire of
                                        Utah, Inc., Eco-Air Products, Inc., Air
                                        Seal Filter Housings, Inc., Flanders
                                        Realty Corp. and Fleet Capital
                                        Corporation


* To be filed by amendment.


                                  SIGNATURES


Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  October 21, 2002                FLANDERS CORPORATION


                                        By /s/ Jeanetta Brown
                                        Jeanetta Brown
                                        (Secretary)



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